Exhibit 8.01

Subsidiaries of Oi S.A.

Name of Subsidiary	Jurisdiction of Incorporation
Telemar Norte Leste S.A.	Brazil
Tele Norte Celular Participações S.A	Brazil
TNL PCS S.A.	Brazil
Telemar Internet Ltda.	Brazil
Companhia AIX de Participações S.A.	Brazil
Paggo Empreendimentos S.A.	Brazil
Paggo Administradora de Crédito Ltda.	Brazil
Paggo Acquirer Gestão de Melos de Pagamento Ltda.	Brazil
Paggo Soluções e Meios de Pagamentos S.A.	Brazil
Serede – Serviços de Rede S.A.	Brazil
Companhia ACT de Participações	Brazil
Dommo Empreendimentos Imobiliários S.A	Brazil
Oi Serviços Financeiros S.A	Brazil
TNL Trading S.A.	Brazil
TNL.Net Participações S.A.	Brazil
TNL Exchange S.A.	Brazil
BrT Serviços de Internet S.A.	Brazil
14 Brasil Telecom Celular S.A.	Brazil
Vant Telecomunicações S.A.	Brazil
Brasil Telecom Cabos Submarinos Ltda.	Brazil
Brasil Telecom Subsea Cable Systems (Bermuda) Ltd.	Bermuda
Brasil Telecom of America Inc.	United States
Brasil Telecom de Venezuela S.A.	Venezuela
Brasil Telecom de Colombia E.U.	Colombia
Nova Tarrafa Participações LTDA	Brazil
iG Participações S.A.	Brazil
Internet Group do Brasil S.A.	Brazil
Brasil Telecom Comunicação Multimidia Ltda.	Brazil
Brasil Telecom Call Center S.A.	Brazil
BrT Card de Serviços Financeiros Ltda.	Brazil
Copart 4 Participações S.A.	Brazil
Tete Participações S.A.	Brazil
Tomboa Participações S.A.	Brazil
Caryopoceae SP Participações S.A.	Brazil
Bryophyta SP Participações S.A.	Brazil
Copart 5 Participações S.A.	Brazil
Sumbe Participações S.A.	Brazil
Rio Alto Participações S.A.	Brazil
Agência O Jornal da Internet Ltda.	Brazil
Hispamar Satélite S.A	Brazil
OI Paraguay Multimidia Comunicationes SRL	Paraguay
Cremona RJ Participações S.A	Brazil
SEREDE Serviços de Rede S.A	Brazil
Portugal Telecom SGPS, AS	Portugal
Carpi RJ Participações S.A	Brazil
OI Brasil Holdings Cooperatief U.A	Holland
Gamecorp S.A	Brazil
Blackpool Participações Ltda.	Brazil
Pointer Networks S.A	Brazil

Vex WiFi Canadá Ltd.	Brazil
Vex Chile Networks Serviços Tecnologicos Limitada	Chile
Vex Colômbia Ltda	Colombia
Vex Panamá S.A	Panama
Pointer Perú S.A.C	Portugal
Vex Portugal S.A	Uruguai
Vex Wi-Fi S.A (Uruguai)	Venezuela
Vex Venezuela C.A.	Venezuela
Vex Bolívia SRL	Bolivia
Limited Liability Company “VEX Ukraine”	Ukraine
Vex Wi-Fi Tecnologia España, S.L.U	Spain
Vex USA Inc.	United States
Vex Paraguai S.A	Paraguay